EXHIBIT 99
FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com

Contact: Eric B. Dana
         Senior Vice President, Chief Financial Officer
         800-451-4872 ext.1105
         edana@tgic.com
         --------------

                        TRIAD GUARANTY INC. REPORTS THIRD
                       QUARTER NET INCOME OF $15.3 MILLION

WINSTON-SALEM, N.C., October 27, 2005 -- Triad Guaranty Inc. (NASDAQ: TGIC) today reported net income for the quarter ended September 30, 2005 of $15.3 million compared to $14.8 million for the same quarter a year ago, an increase of 3%. Diluted earnings per share were $1.03 for the third quarter of 2005 compared to $1.00 for the third quarter of 2004, an increase of 3%. Realized investment losses, net of taxes, reduced diluted earnings per share by $0.01 in the third quarter of both 2005 and 2004.

Net income for the first nine months of 2005 was $44.3 million compared with $43.2 million for the same period in 2004. For the first nine months of 2005, diluted earnings per share were $2.99 compared to $2.94 for the same period last year. Realized investment gains and losses had no meaningful impact on earnings per share during the first nine months of 2005 compared to a contribution of $0.02 per share during the first nine months of 2004.

Mark K. Tonnesen, newly appointed President and Chief Executive Officer, said, "During the third quarter, we fully addressed the claim processing issues that we discussed last quarter. That, combined with our continued success in the marketplace, places Triad in a strong competitive position for the future. We are pleased with the third quarter top line results reflecting continued strong growth in revenues, new insurance written and insurance in force. Total new insurance written reached a record high this quarter. Incurred losses were up sharply from a year ago. The increase in incurred losses is primarily due to the continued seasoning and growth of our insurance in force. We continue to make steady progress on reducing our expense ratio."

In an effort to increase the transparency of our business, beginning with this quarter, we have presented the statistical data attached to this release based upon the risk characteristics of the underlying coverage, Primary and Modified Pool, rather than just the distribution channels of flow and bulk. Primary typically provides first level default protection on loans with a loan to value greater than 80%. Modified Pool refers to loans that are typically delivered through a bulk channel having structures that provide credit enhancements that are subject to stop losses and/or deductibles and, therefore, present a different risk exposure than Primary.

Primary insurance in force reached $29.8 billion at September 30, 2005 compared to $28.8 billion a year ago. Modified Pool insurance in force was $13.4 billion at September 30, 2005, an increase of 91% over September 30, 2004. Total Primary insurance written for the third quarter of 2005 was $3.1 billion, up from $2.7 billion in the third quarter of 2004. New insurance written attributable to Modified Pool transactions reached a record $4.6 billion in the third quarter of 2005, up from $1.3 billion for the same period of 2004.

Earned premiums for the third quarter of 2005 were $44.1 million, an increase of 23% over the same period a year ago. The increase in earned premiums resulted from the growth of insurance in force, reflecting continued solid production coupled with higher persistency during the first nine months of 2005 compared to the same period in 2004. Persistency, or the percentage of primary insurance remaining in force compared to one year prior, was 69.7% at September 30, 2005 compared to 67.8% at September 30, 2004.

Incurred losses were $17.0 million in the third quarter of 2005, up from $9.2 million in the third quarter of 2004. Total paid claims for the third quarter of 2005 were $13.5 million, up slightly from the $13.3 million in the second quarter of 2005 and up significantly from the $7.3 million from the third quarter of 2004. Primary severity was $26,200 in the third quarter of 2005, down from the $28,900 in the second quarter of 2005 and up from the $19,300 in the third quarter of 2004. Total reserves were increased during the quarter, primarily reflecting the growth of reported defaults. The Primary delinquency rate was 1.97% at September 30, 2005 compared to 1.83% at June 30, 2005 and 1.80% at September 30, 2004. The Modified Pool delinquency rate at September 30, 2005 dropped to 1.71% from 2.20% last quarter and 2.56% a year ago. The loss ratio was 38.4% for the third quarter of 2005 compared to 42.0% in the second quarter of 2005 and 25.8% for the third quarter of 2004. The Company's expense ratio was 26.1% for the third quarter of 2005 compared to 26.4% in the second quarter of 2005 and 28.6% in the third quarter of 2004.


Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.
            --------------------

Diluted realized investment gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sales of investments had on earnings.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                     - ### -

(Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                              Triad Guaranty Inc.
                          Consolidated Income Statement
                                   (Unaudited)

                                                              Three Months Ended        Nine Months Ended
                                                                 September 30,            September 30,
                                                             2005         2004          2005         2004
                                                             ----         ----          ----         ----
                                                            (Dollars in thousands except per share amounts)
     Premiums written:
       Direct                                              $ 53,272    $ 45,452      $ 152,158    $ 128,799
       Ceded                                                (10,299)     (9,137)       (29,863)     (25,860)
                                                           --------    --------      ---------    ---------
               Net premiums written                        $ 42,973    $ 36,315      $ 122,295    $ 102,939
                                                           ========    ========      =========    =========

     Earned premiums                                       $ 44,128    $ 35,819      $ 124,026    $ 103,814
     Net investment income                                    5,896       5,255         17,054       14,439
     Net realized investment gains (losses)                    (170)       (142)          (124)         416
     Other income                                                 2           5             13           10
                                                           --------    --------      ---------    ---------
       Total revenues                                        49,856      40,937        140,969      118,679

     Net losses and loss adjustment expenses                 16,958       9,234         44,876       25,818
     Interest expense on debt                                   694         693          2,080        2,079
     Amortization of deferred policy acquisition costs        3,714       3,670         11,066       10,305
     Other operating expenses - net                           7,494       6,700         21,728       19,768
                                                           --------    --------      ---------    ---------
     Income before income taxes                              20,996      20,640         61,219       60,709
     Income taxes                                             5,702       5,844         16,966       17,494
                                                           --------    --------      ---------    ---------
     Net income                                            $ 15,294    $ 14,796      $  44,253    $  43,215
                                                           ========    ========      =========    =========

     Basic earnings per share                              $   1.04    $   1.02      $    3.01     $   2.98
     Diluted earnings per share                            $   1.03    $   1.00      $    2.99     $   2.94

Weighted average common and common
        stock equivalents outstanding (in thousands)
       Basic                                                 14,754      14,547         14,680       14,503
       Diluted                                               14,837      14,748         14,810       14,713

NON-GAAP INFORMATION:
     Diluted realized investment gains per share,
        net of taxes                                       $  (0.01)   $  (0.01)     $       -     $   0.02

                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                              (Unaudited)                         (Unaudited)
                                                             September 30,      December 31,      September 30,
                                                                 2005               2004              2004
                                                                 ----               ----              ----
                                                               (Dollars in thousands except per share amounts)
Assets:
     Invested assets:
        Fixed maturities, available for sale, at market         $512,555          $454,121          $439,529
        Equity securities, available for sale, at market           9,715            10,272            11,844
     Short-term investments                                       16,027            16,095            13,581
                                                                --------          --------          --------
                                                                 538,297           480,488           464,954

     Cash                                                          1,391             6,865             6,579
     Deferred policy acquisition costs                            33,332            32,453            32,177
     Prepaid federal income tax                                  132,947           119,132           112,405
     Other assets                                                 36,246            33,097            30,850
                                                                --------          --------          --------
          Total assets                                          $742,213          $672,035          $646,965
                                                                ========          ========          ========

Liabilities:
     Losses and loss adjustment expenses                        $ 41,823          $ 34,042          $ 32,547
     Unearned premiums                                            14,148            15,942            14,724
     Deferred income tax                                         152,444           137,925           132,003
     Long-term debt                                               34,499            34,493            34,491
     Other liabilities                                            12,368            12,290            14,966
                                                                --------          --------          --------
         Total liabilities                                       255,282           234,692           228,731
Stockholders' equity:
     Retained earnings                                           374,882           330,628           315,426
     Accumulated other comprehensive income                       12,301            13,218            12,626
     Other equity accounts                                        99,748            93,497            90,182
                                                                --------          --------          --------
        Total stockholders' equity                               486,931           437,343           418,234
                                                                --------          --------          --------
Total liabilities and stockholders' equity                      $742,213          $672,035          $646,965
                                                                ========          ========          ========

Stockholders' equity per share:
     Including unrealized investment gains                      $  32.86          $  29.89          $  28.75
     Excluding unrealized investment gains                      $  32.03          $  28.99          $  27.88

Common shares outstanding                                     14,818,506        14,631,678        14,547,502

                               Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                                   (Unaudited)

                                         Sep 30    Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,
                                          2005      2005      2005      2004      2004      2004      2004      2003      2003
                                          ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                         (Dollars in millions unless otherwise indicated)
Insurance In Force
------------------
Primary insurance in force              $ 29,820  $ 29,489  $ 29,001  $ 28,964  $ 28,811  $ 28,367  $ 28,272  $ 27,929  $ 26,594
    - Flow business                     $ 29,327  $ 28,904  $ 28,314  $ 28,191  $ 27,936  $ 27,385  $ 27,224  $ 26,901  $ 25,918
    - Bulk business                     $    492  $    585  $    687  $    773  $    875  $    982  $  1,048  $  1,028  $    676

Alt-A insurance in force - primary      $  2,751  $  2,479  $  2,190  $  2,100  $  1,916  $  1,646  $  1,557  $  1,451  $  1,179

Alt A insurance in force - primary
    FICO between 620 and 660               20.8%     22.5%     23.9%     23.9%     22.4%     21.1%     22.2%     24.1%     28.0%
    FICO greater than 660                  79.2%     77.5%     76.1%     76.1%     77.6%     78.9%     77.8%     75.9%     72.0%

Primary flow insurance in force subject
  to captive reinsurance arrangements      58.3%     57.2%     56.7%     56.6%     56.1%     55.0%     53.5%     51.5%     49.6%

Modified Pool insurance in force        $ 13,406  $ 10,018  $  9,217  $  7,863  $  7,010  $  6,390  $  5,614  $  3,819  $  2,697

Risk In Force
-------------
Primary net risk in force               $  6,806  $  6,700  $  6,574  $  6,587  $  6,540  $  6,409  $  6,378  $  6,295  $  5,958
    - Flow business                     $  6,647  $  6,509  $  6,351  $  6,337  $  6,257  $  6,095  $  6,047  $  5,977  $  5,763
    - Bulk business                     $    159  $    191  $    223  $    250  $    283  $    314  $    331  $    318  $    195

Total primary risk in force by credit
  score
    FICO less than 575                      0.9%      1.0%      1.0%      1.1%      1.1%      1.3%      1.4%      1.5%      1.3%
    FICO between 575 and 619                4.4%      4.6%      4.6%      4.6%      4.7%      4.9%      4.9%      5.1%      4.9%
    FICO greater than 619                  94.7%     94.4%     94.4%     94.3%     94.2%     93.9%     93.7%     93.5%     93.8%

Flow primary risk in force by credit
  score
    FICO less than 575                      0.7%      0.7%      0.7%      0.7%      0.7%      0.7%      0.8%      0.8%      0.8%
    FICO between 575 and 619                4.2%      4.3%      4.3%      4.2%      4.2%      4.2%      4.1%      4.1%      4.1%
    FICO greater than 619                  95.1%     94.9%     95.0%     95.1%     95.1%     95.1%     95.1%     95.1%     95.1%

Primary flow risk in force subject to
  captive reinsurance arrangements         58.3%     56.7%     55.8%     55.6%     54.8%     52.9%     51.9%     49.8%     48.8%

Modified Pool gross risk in force       $    579  $    489  $    462  $    416  $    388  $    374  $    350  $    293  $    251
    Deductibles on gross risk           $     68  $     59  $     53  $     42  $     35  $     31  $     25  $     13  $     10

Modified pool risk in force by credit
  score
    FICO less than 575                      0.2%      0.3%      0.3%      0.4%      0.5%      0.6%      0.7%      0.9%      1.3%
    FICO between 575 and 619                1.2%      1.6%      1.8%      2.2%      2.3%      2.5%      3.1%      3.8%      5.2%
    FICO greater than 619                  98.6%     98.1%     97.9%     97.4%     97.2%     96.9%     96.2%     95.3%     93.5%

Note: Effective  with  the  third  quarter  of  2005,   Triad  will  report  all
     statistical data as either Primary or Modified Pool. Primary insurance can be delivered in both the flow and structured bulk channels and provides first level mortgage default protection. Modified Pool insurance is typically delivered through the structured bulk channel and provides a credit enhancement to investors that may be in addition to the protection of existing primary insurance. These structured transactions usually have a stop loss and/or a deductible associated with the transaction. All prior quarter amounts have been restated to conform with these definitions.

                              Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                        Sep 30    Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,
                                          2005      2005      2005      2004      2004      2004      2004      2003      2003
                                          ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                         (Dollars in millions unless otherwise indicated)
Production
----------
Primary new insurance written (NIW)     $  3,093  $  2,941  $  2,191  $  2,476  $  2,716  $  3,019  $  2,497  $  3,669  $  5,326
     - Flow business                    $  3,091  $  2,941  $  2,161  $  2,456  $  2,665  $  2,950  $  2,380  $  3,255  $  5,028
     - Bulk business                    $      2  $      -  $     30  $     20  $     51  $     69  $    117  $    414  $    298

NIW subject to captive reinsurance
    arrangements
     - Primary flow business               58.1%     54.6%     47.4%     52.8%     51.3%     58.7%     60.3%     50.3%     44.2%

Product mix as a % of primary flow NIW:
     - Greater than 95% LTV's              13.8%     11.6%     12.8%     13.7%     13.9%     11.8%     10.0%      7.2%      7.9%
     -  ARMs                               35.9%     43.7%     38.1%     36.7%     37.0%     33.2%     26.9%     26.1%     18.3%
     - Monthly premium                     96.8%     94.3%     93.1%     93.5%     93.3%     90.7%     91.1%     83.1%     75.8%
     -  Annual premium                      3.0%      5.4%      5.7%      6.1%      6.2%      9.0%      8.5%     16.4%     23.7%
     -  Refinances                         26.5%     33.6%     35.0%     30.1%     22.0%     32.3%     35.4%     38.5%     52.3%

Primary new risk written (gross)        $    822  $    723  $    540  $    642  $    724  $    775  $    634  $    937  $  1,255
     - Flow business                    $    821  $    723  $    530  $    635  $    706  $    751  $    594  $    797  $  1,175
     - Bulk business                    $      1  $      -  $     10  $      7  $     18  $     24  $     40  $    140  $     80

Modified Pool NIW                       $  4,526  $  1,798  $  2,103  $  1,606  $  1,297  $  1,394  $  2,165  $  1,555  $  1,326

Modified Pool new risk written          $     97  $     46  $     62  $     46  $     27  $     30  $     59  $     54  $     50

Loan Statistics
---------------
Primary number of insured loans          219,159   219,256   217,657   218,011   217,305   214,991   214,273   211,805   202,967
     - Flow business                     215,481   214,964   212,754   212,596   211,300   208,384   207,314   205,033   198,366
     - Bulk business                       3,678     4,292     4,903     5,415     6,005     6,607     6,959     6,772     4,601

Primary average loan size ($ thousands)
     - Flow business                    $  136.1  $  134.5  $  133.1  $  132.6  $  132.2  $  131.4  $  131.3  $  131.2  $  130.7
     - Bulk business                    $  133.8  $  136.3  $  140.1  $  142.8  $  145.7  $  148.6  $  150.6  $  151.8  $  146.9

Modified Pool number of insured loans     78,241    59,581    55,182    48,563    43,286    39,519    35,410    24,429    18,086

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's in force and related data totals until the loan level detail is reported to the Company. At September 30, 2005, the Company had approximately $608 million of structured transactions with effective dates within the third quarter for which loan level detail had not been received.

                             Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                        Sep 30    Jun 30,   Mar 31,   Dec 31,   Sep 30,   Jun 30,   Mar 31,   Dec 31,   Sep 30,
                                          2005      2005      2005      2004      2004      2004      2004      2003      2003
                                          ----      ----      ----      ----      ----      ----      ----      ----      ----
                                                         (Dollars in millions unless otherwise indicated)
Delinquencies and Claim Information
-----------------------------------
Total primary delinquent loans             4,312     4,013     4,134     4,203     3,902     3,709     3,728     3,397     2,988
    - Flow business                        3,892     3,593     3,694     3,739     3,469     3,319     3,343     3,053     2,675
    - Bulk business                          420       420       440       464       433       390       385       344       313

Total modified pool delinquent loans       1,341     1,312     1,329     1,242     1,106     1,056       994       845       712
    - With deductibles                       709       612       538       410       197       121        66        17         -
    - Without deductibles                    632       700       791       832       909       935       928       828       712

Total primary delinquency rate             1.97%     1.83%     1.90%     1.93%     1.80%     1.73%     1.74%     1.60%     1.47%

Modified Pool delinquency rate             1.71%     2.20%     2.41%     2.56%     2.56%     2.67%     2.81%     3.46%     3.94%

Primary average severity ($ thousands)  $   26.2  $   28.9  $   24.7  $   24.1  $   19.3  $   24.2  $   27.4  $   28.3  $   24.4
    - Flow business                     $   26.1  $   29.0  $   24.9  $   23.6  $   19.7  $   24.6  $   26.9  $   28.2  $   24.9
    - Bulk business                     $   27.4  $   27.6  $   21.0  $   28.4  $   14.1  $   19.4  $   34.4  $   29.3  $   17.6

Primary net paid claims ($ thousands)
    - Flow business                     $ 10,555  $ 10,931  $  8,283  $  6,172  $  6,224  $  5,883  $  5,254  $  4,511  $  3,983
    - Bulk business                     $  1,427  $  1,216  $    398  $    966  $    324  $    426  $    447  $    381  $    194

Modified Pool net paid claims
($ thousands)                           $  1,475  $  1,150  $    970  $  1,193  $    733  $    406  $    308  $    454  $    647

Financial Information
---------------------
Loss ratio - GAAP                          38.4%     42.0%     27.4%     27.0%     25.8%     22.5%     26.3%     21.6%     20.0%
Expense ratio - GAAP                       26.1%     26.4%     28.1%     27.8%     28.6%     29.7%     29.4%     34.0%     32.7%
Combined ratio - GAAP                      64.5%     68.4%     55.5%     54.8%     54.4%     52.2%     55.7%     55.6%     52.7%

Risk-to-capital ratio                     13.0:1    13.1:1    13.7:1    14.0:1    14.4:1    14.6:1    15.2:1    15.3:1    15.1:1

Annual persistency - primary               69.7%     70.9%     69.0%     68.5%     67.8%     60.9%     56.2%     52.2%     49.0%